Exhibit 99.1

Marvell Technology Group Ltd. Declares Quarterly Dividend Payment

Santa Clara, Calif. (December 6, 2019) — Marvell Technology Group Ltd. (NASDAQ: MRVL), today announced a quarterly dividend of $0.06 per share of common stock payable on January 16, 2020 to shareholders of record as of December 26, 2019.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

For further information, contact:

Ashish Saran

Vice President, Investor Relations

408-222-0777

ir@marvell.com